                                                                  EXHIBIT 23.1


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We have issued our reports dated May 6, 1996, accompanying the consolidated financial statements and schedule included in the Annual Report of Kent Electronics Corporation and Subsidiaries on Form 10-K for the year ended March 30, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Kent Electronics Corporation on Form S-3, File Nos. 33-59108 and 33-48434 and Forms S-8, File Nos. 33-12028, 33-17821, 33-18527 and 33-66030

GRANT THORNTON LLP



Houston, Texas
May 6, 1996